EXHIBIT 10.3

             OPTION TERMINATION AND MINING CLAIM TRANSFER AGREEMENT

THIS AGREEMENT is made effective as of the ____ day of August, 2014.

BETWEEN:

               VISCOUNT NEVADA HOLDINGS LTD., with a resident agent address at 1000 East William Street, Suite 204, Carson City, Nevada 89701

               (hereinafter referred to as the "COMPANY")

AND:

               NEVADA TUNGSTEN HOLDINGS LTD., with an office at 1671 SW 105 Lane, Davie FL 3332

               (hereinafter referred to as "TUNGSTEN")

A. The Company and Tungsten have previously entered into an Option Agreement dated January 31, 2013, as amended (the "OPTION AGREEMENT");

B. Tungsten wishes to transfer to the Company an aggregate of 139 patented and unpatented mining claims situated in White Pine Country, Nevada (the "CLAIMS"), as more particularly described in Exhibit A attached hereto, for a total transfer price of US$5,000 (the "TRANSFER"); and

C. In conjunction with the Transfer, the Company and Tungsten mutually agree to terminate the Option Agreement and all of the Parties' respective rights and obligations thereunder.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

                                   TERMINATION

1.1 The Company and Tungsten hereby agree to terminate the Option Agreement with the Option Agreement being of no further force and effect.

1.2 Tungsten is hereby released from all of obligations under the Option Agreement.
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                              MINING CLAIM TRANSFER

1.3 Tungsten hereby transfers the Claims to the Company for total consideration of US$5,000 and Tungsten shall take all such actions necessary to duly record the Transfer with the applicable county recorder office(s) and the Bureau of Land Management.

                                RELEASE OF CLAIMS

1.4 Each Party hereby releases and forever discharges (the "RELEASING PARTY") the other Party (the "RELEASED PARTY"), and the Released Party's officers, directors, employees, agents, members, owners, attorneys and assigns, of and from any and all causes of action, harm, grievances, claims, complaints, demands, damages, costs, obligations, liabilities and any and all other actions related to the Option Agreement, or performance and, as applicable, non-performance and non-payments, thereunder by the Released Party and/or its employees or contractors, whether such action or remedy sought be legal, equitable, contractual, statutory (federal, state or local) or otherwise.

                                     GENERAL

1.5 The parties agree to execute such further documents and assurances as may be required to give effect to the intent of this Agreement.

1.6 This Agreement is personal in nature and shall enure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and permitted assigns.

1.7 Whenever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires, and vice versa.

1.8 This Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.

1.9 The Company and Tungsten may execute this Agreement in counterparts and deliver same by facsimile or other electronic communication, and any such counterparts shall be deemed to constitute one and the same instrument, to be an originally executed document, and to bear the date and be effective as of the date first above written.

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
IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

VISCOUNT NEVADA HOLDINGS LTD.


Per:
    ----------------------------------------
    Authorized Signatory

NEVADA TUNGSTEN HOLDINGS LTD.


Per:
    ----------------------------------------
    Authorized Signatory


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